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                                                                   Exhibit 10.21

                                 AMENDMENT NO. 5

                                       TO

                        THE DEVELOPMENT AND MANUFACTURING
                               SERVICES AGREEMENT

                              DATED 08 JANUARY 2004

                                     BETWEEN

                               LONZA BIOLOGICS ***

                                       AND

                          TRUBION PHARMACEUTICALS, INC.

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THIS AMENDMENT No. 5 ("Fifth Amendment") is made the 18th day of February, 2005

BETWEEN

LONZA BIOLOGICS *** of *** (hereinafter referred to as "LB"), and

TRUBION PHARMACEUTICALS, INC., of 2401 4th Avenue, Suite 1050, Seattle, WA 98121, USA (hereinafter referred to as the "Customer")

WHEREAS

A. LB and the Customer entered into a development and manufacturing services agreement ("the Agreement") dated 08 January 2004, pursuant to which LB agreed to provide Services to the Customer, and,

B. The Customer now wishes LB to perform additional services under the Agreement, and,

C. LB is willing to perform such additional services on the terms set out in the Agreement, and

D. The parties wish to amend the Agreement in accordance with Clause 13.5 thereto.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1. Two new stages, Stages 23 and 24, shall be added to Schedule 2 of the Agreement to read as follows:

STAGE 23 ***

     23.1 OBJECTIVES

          ***

     23.2 ACTIVITIES

          ***

     23.3 DELIVERABLES

          23.3.1 Copies of all Process specific documentation prepared in activity 23.2.1 which has not already been supplied to the Customer

     23.4 TIMESCALE

     Stage 23 will be scheduled in to the Services in such a way that it is not rate limiting and shall be complete when LB and the Customer have approved the documentation and when a copy of the approved final bulk Product specification has been sent to the Customer.

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     It is estimated that Stage 23 will be complete approximately *** from the commencement of Stage 23.

STAGE 24 ***

     24.1 OBJECTIVES

     ***

     24.2 ACTIVITIES

     ***

     24.3 DELIVERABLES

          24.3.1 A Certificate of Analysis for the Batch of bulk Product manufactured.

          24.3.2 If requested by Customer, a copy of the completed manufacturing batch record.

          24.3.3 The manufactured Product, including samples and in-Process samples to be supplied to Customer as agreed by the parties.

     NOTE: ***.

     24.4 TIMESCALE

          Stage 24 shall be complete upon issue to the Customer of the Certificate of Analysis for the Batch of Product manufactured.

          It is estimated that the Certificate of Analysis will be issued approximately *** from commencement of this Stage (estimated out of freeze ***). If the Customer requests in writing, the Product can be shipped in quarantine prior to release. It is estimated that this shipment could occur *** from commencement of this Stage.


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2. Schedule 3 to the Agreement shall be amended to include provision for payment for the above mentioned additional Service, as set out below hereto. Invoices for these additional Services shall be issued, and Customer payments shall be made, in U.S. dollars:

     1. Price

     ***

     2. Payment

     For Stage 23

          *** upon commencement of Stage 23.

          *** upon completion of Stage 23.

     For Stage 24

          *** upon commencement of the batch

          *** upon issue of the Certificate of analysis for the Batch.

3. *** as Permitted Subcontractor. The Agreement is amended to provide that LB shall cause ***, in its capacity as a permitted subcontractor to LB under the Agreement, to perform the Services described in Stages 23 and 24 of the Agreement, to the extent necessary or useful to LB in LB's performance of the services under the Agreement, and to provide all other assistance necessary or useful to LB in LB's performance of the Services, including all assistance required in order to implement the Process at ***, and the Customer consents to the foregoing. In connection with the foregoing, LB shall cause *** to comply with the terms of the Agreement, and such subcontracting shall not relieve LB of and LB shall remain primarily liable for the performance of LB's obligations under the Agreement.

4. Authority; Conflicts. Each party represents and warrants that (a) it has the corporate power and authority and the legal right to enter into this Fifth Amendment and to perform its obligations hereunder and under the Agreement (as amended by this Fifth Amendment), and (b) it is not a party to any agreement that does not permit or that prohibits it from fulfilling its obligations under this Fifth Amendment or under the Agreement (as amended by this Fifth Amendment), and each party covenants that it shall not enter into any agreement that would not permit or would prohibit it from performing its obligations hereunder and under the Agreement, including without limitation the Services described in this Fifth Amendment. Furthermore, LB represents and warrants that, to the best of its knowledge, after reasonable inquiry (a) *** has the legal right to perform the Services described in Stages 23 and 24 of the Agreement, and (b) *** is not a party to any agreement that does not permit or that prohibits it from performing the Services described in Stages 23 and 24 of the Agreement.

5. Miscellaneous.

     5.1 Any capitalised term used but not defined in this Fifth Amendment shall have the meaning given in the Agreement. In the event of a conflict between the terms of this Fifth Amendment and the Agreement, the terms of this Fifth Amendment shall control.


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     5.2 This Fifth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. This Fifth Amendment shall be effective upon full execution by facsimile or original.

     Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

     AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.


Signed for and on behalf of
LONZA BIOLOGICS ***                     ***
                                        ----------------------------------------

                                        ***
                                        ----------------------------------------
                                                                           Title

Signed for and on behalf of
TRUBION PHARMACEUTICALS INC.            /s/ Peter A. Thompson
                                        ----------------------------------------
                                        President & CEO                    Title


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